                          MECHANICS SAVINGS & LOAN, FSA




                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                                Steelton Bancorp

         You can be one of the initial stockholders of Steelton Bancorp, the proposed holding company of Mechanics Savings Bank. Steelton Bancorp is "going public" as part of Mechanics Savings & Loan's conversion from a federally chartered mutual savings association to a federally chartered stock savings bank to be known as Mechanics Savings Bank. Now you have the opportunity to invest in Mechanics Savings Bank by purchasing stock in the initial offering of the holding company, Steelton Bancorp. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Steelton Bancorp.

ABOUT THE TRANSACTION

1.       WHAT IS A CONVERSION?

         Mechanics Savings & Loan is now a federally chartered mutual savings association with directors being elected by our members. After the conversion, we will be a stock savings bank owned by a holding company. Stockholders will own the holding company, Steelton Bancorp, and will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain depositors, borrowers, tax-qualified employee plans of Mechanics Savings Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2. WHAT IS STEELTON BANCORP AND WHY WAS IT FORMED?

         Mechanics Savings & Loan created Steelton Bancorp, specifically for the purpose of purchasing 100% ownership in Mechanics Savings Bank. The holding company currently has no stockholders, but is offering shares of its common stock to certain depositors, borrowers, tax-qualified employee plans of Mechanics Savings Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of Steelton Bancorp stock will support future banking activities and local expansion of the financial services currently offered through Mechanics Savings & Loan.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase Mechanics Savings & Loan's capital, enabling it to do many things, including possibly the following:

         -        support the expansion of its financial services
         -        enhance its ability to expand through acquisitions
         -        better compete with other financial institutions
         -        facilitate future access to the capital markets

         Please review the "Use of Proceeds" section in the prospectus for the initial plans of Mechanics Savings Bank and the holding company with respect to the capital to be raised in the conversion.

         Investing in Steelton Bancorp common stock entails certain risks. We can only make an offer through a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors."

4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN
         ACCOUNT?

         No. The conversion will not affect the general terms of your savings account, which will continue to be insured by the Federal Deposit Insurance Corporation to the maximum legal limit. We will not be convert your savings account to stock. The conversion will not affect the obligations of borrowers under their loan agreements.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         We will give eligible depositors and certain borrowers the opportunity to subscribe or place an order to purchase stock in Steelton Bancorp and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Mechanics Savings Bank to provide expanded services to its customers and the community.


                             ABOUT PURCHASING STOCK

6.       WHO MAY PURCHASE STOCK?

         Steelton Bancorp is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase Steelton Bancorp's common stock during the Subscription Offering.

          - Eligible Account Holders. Persons who had a savings deposit of at least $50 at Mechanics Savings & Loan, FSA on December 31, 1997.

          -    Tax Qualified Employee Plans of Mechanics Savings Bank.

          - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 on March 31, 1999.

          -    Other   Members.   Depositors   and  certain   borrowers   as  of
               _________________, 1999.

         Steelton  Bancorp  may,   depending  upon  market  conditions  and  the
         availability of shares, offer stock to certain persons in a public offering.

7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING
         OFFERED?

         An independent, nationally recognized appraisal firm has determined the aggregate value of Steelton Bancorp stock. Shares will be sold at a purchase price of $10.00 per share. We will offer up to 500,250 shares for sale. Under certain conditions, we will offer up to 575,288 shares. Some of these conditions include a change in market and financial conditions following commencement of the offering.

8. WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

     Yes. All subscribers, including Mechanics Savings & Loan's board of directors and management, will pay the same price during the offering.

9.       ARE DEPOSITORS OBLIGATED TO BUY STOCK?

         No.  But our depositors have a priority subscription right.

10. HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         Individuals cannot purchase more than 10,000 shares. Individuals acting in concert or groups of persons are subject to this limit.



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11. WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase requirement is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

     No. Like any other common stock, Steelton Bancorp stock will not be insured by the FDIC or any governmental agency.

13. IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

         If the common stock cannot be quoted and traded on the OTC Bulletin Board, we expect that transactions in the stock will be reported in the pink sheets of the National Quotation Bureau, Inc. The development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. You could have difficulty disposing of your shares and you should not view the shares as a short term investment. You may not be able to sell your shares at a price equal to or above the price you paid.

14.      WILL THERE BE ANY DIVIDENDS?

         Steelton Bancorp anticipates the establishment of a policy to pay cash dividends. The timing, frequency and initial amount of dividends have not yet been determined. Dividends will be subject to the financial conditions and results of operations of Steelton Bancorp, Mechanics Savings Bank's compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

          Complete  the  stock  order  form  and  certification  as  instructed.
          Indicate the number of shares you wish to purchase, multiply the number of shares subscribed for by $10.00 per share and enter the total amount. Total payment for purchases in the offering must accompany the order form and be received by Steelton Bancorp prior to 12:00 noon, Pennsylvania time, on ___________________, 1999. You can pay for our stock as follows:

          Check or money order sent or delivered to Mechanics Savings & Loan, FSA or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate until the conversion is completed.

          Withdrawal of funds from any existing account of Mechanics Savings & Loan in an amount equal to $10.00 per share times the number of shares ordered. We will waive any penalties for early withdrawal from an Mechanics Savings & Loan account if the funds are used to purchase stock in the offering. Once we authorize the withdrawal of funds, you may not withdraw the designated amount unless the plan of conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the conversion.

         -Orders of $25,000 or more must be paid by Mechanics Savings & Loan account withdrawals, certified funds, cashier's check, or money orders.

          -IRA purchases. If you wish to purchase shares of Steelton Bancorp stock for an IRA account, either at Mechanics Savings & Loan or elsewhere, we may be able to accommodate you. Please contact the stock center as soon as possible at (717) 939-3100 so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

16.      MAY I CHANGE MY MIND?

         The stock order form you execute cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the plan of conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the conversion and may be subject to further government sanctions.

                          ABOUT MEMBERS' VOTING RIGHTS

18. WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors and borrowers of Mechanics Savings & Loan with loans outstanding on February 1, 1993, at _________________, 1999 who
         continue to be depositors or borrowers at the date of the special meeting of members are eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder can cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holders deposit accounts on __________________, 1999. Borrowers have one vote. The maximum number of votes per person is 1,000.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE STEELTON BANCORP STOCK?

     No. Signing the proxy card and voting for the conversion in no way obligates you to purchase Steelton Bancorp stock. All members are urged to vote for the conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?

     Failing to vote could be equivalent to voting against the plan of conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

22. MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, every member is encouraged to send a proxy card(s) to Mechanics Savings & Loan prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

          Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

          No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25. IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the conversion, only stockholders will have voting rights. However, the operations of Mechanics Savings Bank and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the prospectus and the proxy statement, will help you better understand the conversion and the stock offering. We urge you to carefully review the prospectus and proxy statement before making an investment or voting decision. If you desire further information, please contact the stock center at:

                            Telephone: (717) 939-3100



THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                             NEWSPAPER ADVERTISEMENT
                                    NEW ISSUE

                          MECHANICS SAVINGS & LOAN, FSA


                                Steelton Bancorp
                        the proposed holding company for
                             Mechanics Savings Bank


             Up to 575,288 shares of Common Stock are being offered
                  at a Subscription Price of $10.00 per share.


                              For Information Call:
                                  Stock Center

                            Telephone (717) 939-3100



                     or stop by the stock center located at
                      ====================================

The Subscription Offering period deadline is 12:00 noon, Pennsylvania time, ______________________, 1999.


--------------------------------------------------------------------------------
This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form and certification, copies of which may be obtained by contacting the stock center. The common Stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

                                 YOU'RE INVITED

You are cordially invited to attend our Community Meeting where you will find out more about Mechanics Savings & Loan, FSA and our stock offering including

o A presentation by senior management discussing Mechanics Savings & Loan, FSA strategy and performance.

o An explanation of Mechanics Savings & Loan, FSA plan for converting to a stock form of ownership.

o A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of Mechanics Savings & Loan, FSA.

For more details Steelton Bancorp stock offering, attend this informative and convenient Community Meeting:

         Location:
         Date:
         Time:


To make a reservation or to receive a prospectus, call (717) 939-3100.

                                Share Our Future.







--------------------------------------------------------------------------------
This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form and certification, copies of which may be obtained by contacting the stock center. The common stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

1.       Letter to Members and Friends (Closed Accounts)


__________________, 1999

Dear Members and Friends:

         Mechanics Savings & Loan, FSA has adopted a plan to convert from a federally chartered mutual savings association to a federally chartered stock savings bank to be known as Mechanics Savings Bank. As part of the Conversion, Mechanics Savings & Loan has formed a holding company, Steelton Bancorp. Steelton Bancorp. will own all of the common stock of Mechanics Savings Bank. Steelton Bancorp is offering up to 575,288 shares of its common stock to customers of Mechanics Savings & Loan at a subscription price of $ 10.00 per share.

         For your convenience this packet includes the following materials:

-    PROSPECTUS which describes the Offering;

-    BROCHURE which briefly answers questions about the conversion and offering;
     and

- STOCK ORDER FORM and CERTIFICATION, which must be returned with full payment if you wish to invest.

         If you would like to purchase Steelton Bancorp stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the stock center as soon as possible at (717) 939-3100.

         If you are a current member of Mechanics Savings & Loan, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board. we ask that you help Mechanics Savings & Loan take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

         We believe it is in the best interest of Mechanics Savings & Loan to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the stock center at (717) 939-3100.

Sincerely,

Harold E. Stremmel
Executive Vice President and
Chief Executive Officer
Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form and certification. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
--------------------------------------------------------------------------------

2. Letter for branch packages, Stock Center, non-members.



__________ ___, 1999





Dear Prospective Investor:

         Mechanics Savings & Loan, FSA is converting from a federal mutual savings association to a federal stock savings bank to be known as Mechanics Savings Bank. As part of the Conversion, Mechanics Savings & Loan has formed a holding company, Steelton Bancorp. Steelton Bancorp will own all of the common stock of Mechanics Savings Bank. Steelton Bancorp, Inc. is offering to customers of Mechanics Savings & Loan up to 575,288 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of Mechanics Savings & Loan, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Offering and no assurance can be given that your order will be filled.

         For your convenience, enclosed are the following materials:

-        PROSPECTUS which describes the Offering; and

- STOCK ORDER FORM and CERTIFICATION, which must be returned with full payment if you wish to invest.

         We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (717) 939-3100.

         We are pleased to offer you this opportunity to invest in Steelton Bancorp.

Sincerely,




Harold E. Stremmel
Executive Vice President and
Chief Executive Officer

Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form and certification, copies of which may be obtained by contacting the stock center. The common Stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

3.   Capital Resources Cover Letter to Blue-Sky States



                                               __________ ___, 1999





To Depositors and Friends of Mechanics Savings & Loan, FSA:

         Capital Resources, Inc. is an NASD member broker/dealer assisting Mechanics Savings & Loan, FSA ("Mechanics Savings & Loan") in its conversion from a mutual to a stock organization to be known as Mechanics Savings Bank.

         At the request of Mechanics Savings & Loan and Steelton Bancorp, the proposed parent holding company of Mechanics Savings Bank, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Mechanics Savings & Loan. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of Steelton Bancorp.

         We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (717) 939-3100.

                                            Very truly yours,



                                            Capital Resources, Inc.

Enclosures


--------------------------------------------------------------------------------
This Letter Is Neither An Offer To Sell Nor A Solicitation Of An Offer To Buy Securities. The Offer Is Made Only By The Prospectus Accompanied By A Stock Order Form And Certification. The Shares Of Common Stock Offered Are Not Savings Accounts Or Deposits And Are Not Insured Or Guaranteed By The Federal Deposit Insurance Corporation Or Any Other Government Agency.
--------------------------------------------------------------------------------

 4.       Letter to Members in "Dark Blue-Sky" States and Foreign Accounts


__________ ___, 1999


Dear Member:

         Mechanics Savings & Loan, FSA is converting from a federal mutual savings association to a federal stock savings bank to be known as Mechanics Savings Bank with the concurrent formation of a holding company, Steelton Bancorp.

         Enclosed you will find a proxy statement and prospectus describing the conversion and proxy card(s). As a current member of Mechanics Savings & Loan, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the plan of conversion.

         Although you may vote on Mechanics Savings & Loan's plan of conversion, Steelton Bancorp unfortunately is unable to either offer or sell its common stock to you because (i) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of Steelton Bancorp, its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of Steelton Bancorp.

         If you have any questions about your voting rights or the conversion in general, please call the stock center at (717) 939-3100.

Sincerely,



Harold E. Stremmel
Executive Vice President and
Chief Executive officer


Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form and certification, copies of which may be obtained by contacting the stock center. The common Stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

                                    IMPORTANT
                                 PROXY REMINDER


                          MECHANICS SAVINGS & LOAN, FSA



                                Steelton Bancorp

YOUR VOTE ON STEELTON BANCORP'S STOCK CONVERSION IS VERY
IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR
DEPOSIT ACCOUNT.  YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO
THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO
BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER
THEM TO STEELTON BANCORP TODAY.  WE RECOMMEND THAT YOU VOTE
FOR THE PLAN OF CONVERSION.

                                            THE BOARD OF DIRECTORS
                                            MECHANICS SAVINGS & LOAN, FSA
================================================================================
              If you have already mailed your proxy card(s), please
                  accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                                at (717) 939-3100

--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER
TO BUY THESE SECURITIES.  THE OFFER IS MADE ONLY BY THE PROSPECTUS
ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY
BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN
THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------